SUN LIFE ASSURANCE COMPANY OF CANADA
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
WELLESLEY HILLS, MA 02181

                  CORPORATE MARKETS  LIFE INSURANCE APPLICATION



PART I

                                PLAN INFORMATION

1. Application for Life Insurance to:

  A.  Sun Life Assurance Company of Canada
      / / SUN LIFE CORPORATE UL                                  / / Other ___________________________
          (Flexible Premium Adjustable Life Insurance)

           Sun Life Assurance Company of Canada  (U.S.)
      / /  SUN LIFE CORPORATE VUL                                / /  Other __________________________
           (Flexible Premium Variable Universal Life Insurance)

  B.   Specified Face Amount:
                               ---------------------------------------------

        Additional Protection Rider (APB) Face Amount:
                                                      ----------------------

  C.   Death Benefit Option:    Option A  / /    (Specified Face Amount)

                                Option B  / /    (Specified Face Amount plus Account Value)

2. Definition of Life Insurance Test to be used:       Cash Value  / /          Guideline Premium  / /

3. Planned Periodic Premium:                            4. Premium Mode:  Annual  / /      Semi-Annual  / /
                             ------------------------
5. Issue Date requested:           6. Prepayment Amount:                 (complete Temporary Agreement Form)
                        ----------                       ---------------

7. Will any existing life insurance or annuity with this or any other company be replaced, changed,
   or used as a source of premium payment for the insurance applied for?                                   / / Yes  / / No
     IF YES, PROVIDE DETAILS.
                             ------------------------------------------------------------
8. If a replacement is involved, is it intended as an IRC Section 1035 exchange?                           / / Yes  / / No

Corrections and Amendments (FOR HOME OFFICE USE ONLY):
                                                       ----------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


COLI 45/11                                                                                                                  SLPC2571


                                                    PROPOSED INSURED INFORMATION

9. Name:                                                   10. D.O.B:    -    -      11. Birth Place
        -------------------------------------------                  ---- ---- ----                  --------------------

12. Social Security No.      -     -      13. Sex          14. Driver's License # & State
                        ----- ----- -----         ----                                    -------------------------------
15. Home Address:                                          16. Mailing Address (if different):

    -----------------------------------------------        --------------------------------------------------------------

    -----------------------------------------------        --------------------------------------------------------------

17. Owner or Trust Name (if other than insured):           18. Owner S.S.# or Tax I.D.#:
                                                                                        ---------------------------------
-------------------------------------------------          19. Name of Employer:
                                                                                -----------------------------------------
-------------------------------------------------              Address of Employer:
                                                                                   --------------------------------------
Address
        -----------------------------------------          --------------------------------------------------------------

-------------------------------------------------          --------------------------------------------------------------

    Date of Trust (if applicable):        -     -          20. Occupation:
                                                                           ----------------------------------------------
                                     ----- ----- -----
21. Primary Beneficiary:                                                              Relationship:
                        ---------------------------------------------------------                   --------------------
    Contingent Beneficiary:                                                           Relationship:
                           ------------------------------------------------------                   --------------------

22. Has any application for insurance on your life been declined or offered on a basis other than applied for?    / / Yes  / / No
      IF YES, PROVIDE DETAILS.
                              -------------------------------------------------------------------------------------------
23. a. If an additional or optional policy is being applied for in a separate application, with us or any other insurance company, please state plan and amount:
                                                -------------------------------------------------------------------------
      b. Total amount of coverage to be placed currently with all carriers $
                                                                             --------------------------------------------
24. Have you used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing
       nicotine, including Nicorette gum, within the past twelve months?                                          / / Yes  / / No

               IF YES, PROVIDE DETAILS
                                      --------------------------------------------------------------------

25. Have you within the past two years:

     a. Flown as a pilot or co-pilot in any type of aircraft? IF YES, COMPLETE AVIATION QUESTIONNAIRE.            / / Yes  / / No

     b. Participated in scuba diving, parachuting, hang gliding, motorized racing or any other hazardous sport?
         IF YES, COMPLETE APPROPRIATE QUESTIONNAIRE.                                                              / / Yes  / / No

26. Have you within the past 3 years while operating a motor vehicle, boat or aircraft:

      a. Been charged with any moving violations?                                                                 / / Yes  / / No

      b. Had your operator's license restricted, suspended or revoked?                                            / / Yes  / / No

      c. Been charged with operating while under the influence of alcohol or drugs?                               / / Yes  / / No

         IF YES ANSWER TO A-C, PROVIDE DETAILS
                                              -------------------------------------------------------
27.  Do you plan to travel or reside outside of the United States in the next 2 years?                            / / Yes  / / No

         IF YES, PROVIDE DETAILS
                                -------------------------------------------------------------------



                                               STATEMENT OF HEALTH OF PROPOSED INSURED
                                  TO BE COMPLETED ONLY IF MEDICAL OR PARAMEDICAL EXAM NOT REQUIRED.

28.  a. Height  ___________   b. Weight ____________       c. Any weight change in the past year?                / / Yes  / / No
                                                              (IF YES, PLEASE PROVIDE DETAILS) ______________________

29. Are you being treated for any illness with diet, drugs or other means?         / / Yes  / / No
      IF YES, PROVIDE DETAILS: ____________________________________________________________________________

30.  Name and address of personal physician:                  Date last seen and reason for visit:
      __________________________________________      __________________________________________________

      __________________________________________      __________________________________________________

      __________________________________________      __________________________________________________

      __________________________________________      __________________________________________________

31.  In the past 25 years, have you ever been diagnosed as having or treated for:
     a. High blood pressure, stroke, or disease of heart, blood or circulatory system?                            / / Yes  / / No

     b. Cancer, tumor, diabetes or disorder of lymph glands?                                                      / / Yes  / / No

     c. Disease or disorder of: digestive or urinary system, kidneys, stomach, liver, lungs?                      / / Yes  / / No

     d. Any mental or nervous disorder, epilepsy, any muscular or skeletal disorder,
       or any paralysis or deformity?                                                                             / / Yes  / / No

32.   In the past 25 years, have you received treatment for alcoholism or drug dependency, been advised to reduce the use of alcohol or drugs, or ever used drugs other than as prescribed by a member
      of the medical profession?                                                                                  / / Yes  / / No

33.   Have you ever been diagnosed or treated by a member of the medical profession for
     Acquired Immune Deficiency Syndrome (AIDS) or AIDS-related complex (ARC)?                                    / / Yes  / / No

For all "yes" responses to questions 31-33, please include diagnosis, dates, durations, names and addresses of attending physicians and medical facilities below:

 Details:
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

 OWNER'S CERTIFICATION:   THE INTERNAL REVENUE SERVICE (IRS) DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT, OTHER
THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.    Under penalties of perjury, I certify that:
(1) The number shown in Part I item 12 (or item 18 if the owner is not the proposed insured) of this form is my correct taxpayer identification number, AND (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or
(c) the IRS has notified me that I am no longer subject to backup withholding

_____________________________________________________________________________             _________________________________________
Signature of Owner/Taxpayer                                                               Date

COLI 45/11                                                                                                                  SLPC2571


                                SIGNATURE SECTION

DECLARATIONS:
By signing this application I/we understand and agree that:
a) all statements and answers in this application (both Part I, and Part II
Medical, if required) are true and complete to my/our best      knowledge and
belief and will be used by the Insurer to which this application is submitted (the "Company") to form the basis of any life insurance policy to be issued;
b) except as provided in a Temporary Insurance Agreement having the same date and number as this application, no insurance requested in this application will be effective until a policy is issued during the lifetime of the insured and until the Company has received the first full premium due on the application requested and the statements made in this application are still complete and true as of the date the policy is delivered;
c) no licensed sales representative or any other person, except the Company President, Secretary or a Vice President, has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any terms or requirements of any application or life insurance policy;
d) in accepting any life insurance policy which may be issued; I/we also accept all corrections and amendments which may be made by the Company, as recorded in the correction and amendment section of this application;
e) the owner shall have the right, without the consent of the Insured being required, to make written requests, from time to time, to change the amount of life insurance coverage;
f) any illustration prepared in connection with this application does not form a
part of any life insurance policy which may be issued.    The actual performance
of any such policy, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company and will be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company's sole discretion.
g) all the policy features, including the availability of the APB rider and the financial impact of the base policy/APB rider mix selected, have been reviewed with me by the Sales Representative whose name is listed below;
h) in connection therewith, it is expressly acknowledged that the policy, as applied for is suitable for the insurance needs and anticipated financial objectives of the undersigned;
i) I understand that any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime as determined by a court of competent jurisdiction, depending upon state law, and subjects such person to criminal and civil penalties.

SUITABILITY (FOR FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE APPLICATIONS ONLY):
I/we also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that
-- THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
-- THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
-- THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
-- THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.
I/we also acknowledge receipt of a current prospectus from the Company for a flexible premium variable universal life product and also for each of the underlying investment companies of the various sub-accounts.

AUTHORIZATION: I authorize any physician, hospital or other medically related facility, insurance company, the Medical Information Bureau, Inc. (M.I.B.) or other organization or person that has any records or knowledge of me or my health to give such information this Company or its reinsurers. This information may be used to determine eligibility for insurance. I acknowledge receipt of copies of the prenotifications relating to investigative consumer reports and the MIB. This authorization is valid for thirty (30) months from its date. A photocopy of this authorization shall be as valid as the original.



SIGNATURES:     Signed at  ___________________________________________      on _________________________________________

___________________________________________________    _________________________________________________________________
Signature of Proposed Insured                          Signature of Applicant/Owner ( if not the Proposed Insured)

___________________________________________________    _________________________________________________________________
Signature of Witness/Sales Representative              Sales Representative's License Number

COLI 45/11                                                                                                      SLPC2571


                      TEMPORARY LIFE INSURANCE APPLICATION

1.  Within the last three years, have you consulted a physician for or received treatment for cancer, stroke, pneumonia, heart
attack or any disease of the heart?                              / / Yes  / / No

2.  Have you within the last 60 days had or been advised to have
any diagnostic test, treatment or surgery not yet performed?     / / Yes  / / No

3.  Do you have health symptoms or complaints for which a physician
has not been consulted or treatment received?                    / / Yes  / / No

IF ANY OF THE PREVIOUS QUESTIONS HAS A YES ANSWER, NO PAYMENT WILL BE ACCEPTED.

I have read and understand the conditions of the temporary life insurance agreement and agree that the above statements are complete and accurate to the best of my knowledge.

__________________________________________________                         ____________________________
Signature of proposed Insured                                            Date


TEMPORARY LIFE INSURANCE AGREEMENT AND PREPAYMENT RECEIPT

If an advance payment has been made, the Insurer to which the application has been made, will provide temporary life insurance coverage on the person proposed for insurance, who signed this agreement, and completed Part I of the application, subject to the following:
PERSONS COVERED - Coverage will be provided on the proposed Insured.
START OF COVERAGE - Coverage begins on the date you sign this application, agreement and receipt.
LIMITATION OF COVERAGE - No coverage will be provided if: (a) any question material to our assessment of the risk in
Part I and/or Part II of this application is not answered completely and truthfully, (b) a proposed Insured, whether sane or insane, commits suicide, or
(c) any question in the temporary life insurance application form is answered "yes".
AMOUNT AND LIMITATION ON AMOUNT - Amount of coverage will be the amount you request in this application subject to limitations. Coverage on any person under this and all other temporary life insurance agreements with the Insurer will be limited to the total coverage provided by such agreements or to $1,000,000, whichever is less. If more than one application is pending on any person and the total amount of insurance applied for exceeds $1,000,000 then the coverage under this agreement will be reduced to that proportion of $1,000,000, which the amount applied for under this application bears to the total amount applied for under all such applications providing temporary life insurance coverage.
TERMINATION OF COVERAGE - Coverage will terminate: (a) on written notice from the Insurer, or (b) on the date a policy is issued and the Insurer has received the balance of any premium owed, or (c) on the refund of any advance payment made with this application, or (d) on the date of your request, or (e) on the ninetieth (90th) day following the Part I signing date.

The Insurer acknowledges receipt of $ __________________ paid in connection with application for life insurance on the life of ________________________________ dated this ________ day of ________________________________________.


_________________________________________________    ______________________________________________________
Name of Sales Representative (Print)                 Signature of Sales Representative


PREMIUM CHECKS MUST BE PAYABLE TO:

     SUN LIFE ASSURANCE COMPANY OF CANADA - FOR SUN CORPORATE UL
     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) - FOR SUN CORPORATE VUL

     DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK

                                APPLICANT'S COPY
COLI 45/11                                                              SLPC2571

                      TEMPORARY LIFE INSURANCE APPLICATION


1.  Within the last three years, have you consulted a physician for or received treatment for cancer, stroke, pneumonia, heart attack or any
disease of the heart?                                            / / Yes  / / No

2.  Have you within the last 60 days had or been advised to have
any diagnostic test, treatment or surgery not yet performed?    / / Yes  / / No

3.  Do you have health symptoms or complaints for which a
physician has not been consulted or treatment received?         / / Yes  / / No

IF ANY OF THE PREVIOUS QUESTIONS HAS A YES ANSWER, NO PAYMENT WILL BE ACCEPTED.

I have read and understand the conditions of the temporary life insurance agreement and agree that the above statements are complete and accurate to the best of my knowledge.

___________________________________         _______________________________
Signature of proposed Insured               Date


TEMPORARY LIFE INSURANCE AGREEMENT AND PREPAYMENT RECEIPT

If an advance payment has been made, the Insurer to which the application has been made, will provide temporary life insurance coverage on the person proposed for insurance, who signed this agreement, and completed Part I of the application, subject to the following:
PERSONS COVERED - Coverage will be provided on the proposed Insured.
START OF COVERAGE - Coverage begins on the date you sign this application, agreement and receipt.
LIMITATION OF COVERAGE - No coverage will be provided if: (a) any question material to our assessment of the risk in
Part I and/or Part II of this application is not answered completely and truthfully, (b) a proposed Insured, whether sane or insane, commits suicide, or
(c) any question in the temporary life insurance application form is answered "yes".
AMOUNT AND LIMITATION ON AMOUNT - Amount of coverage will be the amount you request in this application subject to limitations. Coverage on any person under this and all other temporary life insurance agreements with the Insurer will be limited to the total coverage provided by such agreements or to $1,000,000, whichever is less. If more than one application is pending on any person and the total amount of insurance applied for exceeds $1,000,000 then the coverage under this agreement will be reduced to that proportion of $1,000,000, which the amount applied for under this application bears to the total amount applied for under all such applications providing temporary life insurance coverage.
TERMINATION OF COVERAGE - Coverage will terminate: (a) on written notice from the Insurer, or (b) on the date a policy is issued and the Insurer has received the balance of any premium owed, or (c) on the refund of any advance payment made with this application, or (d) on the date of your request, or (e) on the ninetieth (90th) day following the Part I signing date.

The Insurer acknowledges receipt of   $ __________________    paid in connection
with application for life insurance on the life of ___________________________ dated this ________ day of ________________________________________.

_________________________________________________    ______________________________________________________
Name of Sales Representative (Print)                 Signature of Sales Representative


PREMIUM CHECKS MUST BE PAYABLE TO:

     SUN LIFE ASSURANCE COMPANY OF CANADA - FOR SUN CORPORATE UL
     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) - FOR SUN CORPORATE VUL

         DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK


COLI 45/11                                                              SLPC2571

                         NOTICE OF INFORMATION PRACTICE


Thank you for selecting us for your insurance needs. Your application will be reviewed as quickly as possible. In order to accurately evaluate and underwrite the coverage you have applied for, we must gather a certain amount of personal information. This notice will explain our information practice.


INVESTIGATIVE CONSUMER REPORT



As part of our normal procedure, an investigative consumer report may be prepared concerning your character, general reputation, personal characteristics and mode of living. This information will be obtained through personal interview with your friends, neighbors and associates. A complete and accurate disclosure of the nature and scope of the investigative consumer report, if one is prepared, will be provided upon request to the Insured to which this application has been made.


MEDICAL INFORMATION BUREAU, INC. (MIB)


Information which you provide in your application will be treated as confidential. The Insurer or its reinsurers may, however, make a brief report on the information received in some applications, including yours, to the MIB, a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage, or to which a claim is submitted, the MIB will supply such company with whatever information it may have in its files, which may include information provided by the Insurer.
Upon receipt of a request from you, the MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of any information in your file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act.


The address of the Medical Information Bureau, Inc. information office is:

          P.O.Box 105
          Essex Station
          Boston, Massachusetts 02112
          Telephone number (617) 426-3660.



The Insurer to which this application has been made or its reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance or to whom your claim for benefits may be submitted, if you have given a written authorization to release this information to the particular company.





COLI 45/11                                                              SLPC2571

                     LICENSED SALES REPRESENTATIVE'S  REPORT

1. In connection with the policy applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force this or any other
insurer?                                                         / / Yes  / / No

IF YES, PROVIDE DETAILS AND ANY NECESSARY FORMS.________________________________


2. Based on your reasonable inquiry about the applicant's financial situation, insurance objectives and needs, do you believe that the policy, including the base/APB rider mix, as applied for is suitable for the insurance needs, the services to be provided and anticipated financial objectives of the proposed
Owner?                                                           / / Yes  / / No

3. To whom shall premium notices and correspondence be sent (if other than the Insured):
     _____________________________________________________________

     _____________________________________________________________

     _____________________________________________________________

4.  Licensed Sales Representatives who will share commissions:

     Name                                           License Number              Share %
     ____________________________________________   ______________________      _________

     ____________________________________________   ______________________      _________

     ____________________________________________   ______________________      _________

     ____________________________________________   ______________________      _________


  I , ___________________________________________, certify:
                       Print name

1. (a) That the questions contained in this application were asked of the proposed Insured and applicant and correctly recorded: (b) That this application, report and any accompanying information are complete and true to the best of my knowledge and belief; (c) That I have given the applicant the notice of information practice; and (d) that the provisions of the temporary life insurance agreement, including the limitations and exclusions have been explained to the applicant and proposed Insured.

2. That I have reviewed with the applicant all the policy features, including the availability of the APB rider and financial impact of the base policy/APB rider mix selected.

3. That a current prospectus has been given to the applicant, if applying for a flexible premium variable universal life contract, and for each of the underlying investment companies of the various sub-accounts.

4. That all answers made by me in the above Licensed Sales Representative's Report are complete and true to the best of my knowledge and belief.


_________________________________________________          ______________
Signature of Licensed Sales Representative                 Date

COLI 45/11                                                              SLPC2571